EXHIBIT 1.1

6,200,000 SHARES

THE HOUSTON EXPLORATION COMPANY

COMMON STOCK
UNDERWRITING AGREEMENT

May 26, 2004

Lehman Brothers Inc.
Goldman, Sachs & Co.

As Representatives of the several
Underwriters named in Schedule I
c/o Lehman Brothers Inc.
600 Travis Street, Suite 7200
Houston, Texas 77002

Dear Sirs:

     The Houston Exploration Company, a Delaware corporation (the “Company”), proposes to issue and sell 6,200,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an option to purchase up to an additional 930,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, are hereinafter collectively called the “Stock.”

     Each of the Company, Seneca-Upshur Petroleum, Inc., a West Virginia corporation and wholly owned subsidiary of the Company (the “Subsidiary”), THEC Holdings Corp., a Delaware corporation (“THEC Holdings”) and KeySpan Corporation, a New York corporation (“KeySpan”), propose to enter into (i) the Distribution Agreement (the “Distribution Agreement”), substantially in the form furnished to the Representatives on the date hereof, pursuant to which the Company will transfer to THEC Holdings all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Subsidiary, and THEC Holdings will transfer to the Company 10,800,000 shares of the Company’s common stock (the “Distribution Stock”) owned by THEC Holdings, which the Company will cancel, and (ii) a Tax Matters Agreement (the “Tax Matters Agreement”), substantially in the form furnished to the Representatives on the date hereof, pursuant to which the parties will allocate liability for certain taxes and responsibility for certain tax procedures and other related tax matters.

     Further, the Company and THEC Holdings propose to enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form furnished to the Representatives on the date hereof, pursuant to which THEC Holdings and KeySpan have the right to demand and “piggyback” registration rights of the Common Stock owned by THEC Holdings. In addition, the Company and the

Subsidiary propose to enter into (i) a Transition Services Agreement (the “Transition Services Agreement”), substantially in the form furnished to the Representatives on the date hereof, pursuant to which the Company will agree to provide certain transitional operational and accounting services to the Subsidiary, and (ii) an Asset Contribution Agreement (the “Asset Contribution Agreement”), substantially in the form furnished to the Representatives on the date hereof, pursuant to which the Company will contribute certain assets to the Subsidiary and the Subsidiary will assume certain liabilities. The Distribution Agreement, the Tax Matters Agreement, the Registration Rights Agreement, the Transition Services Agreement and the Asset Contribution Agreement are collectively referred to as the “Exchange Agreements” and such transactions are collectively referred to as the “Exchange”).

     This underwriting agreement (the “Agreement”) is to confirm the agreement among the Company, KeySpan and the Underwriters concerning the purchase of the Stock from the Company by the Underwriters.

     1. Representations, Warranties and Agreements of the Company. The Company and KeySpan, jointly and severally represent, warrant and agree (except with respect to Sections 1(f), 1(k) and 1(m) hereto, to which the Company individually represents, warrants and agrees, and except with respect to Sections 1(g), 1(i), 1(l) and 1(n) hereto, to which KeySpan individually represents, warrants and agrees) that:

      (a) Registration. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-113659), including a prospectus, relating to, among other securities, the Common Stock and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Such registration statement has been declared effective by the Commission. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Company to the Representatives As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means (i) the prospectus included in such registration statement or amendments thereto, before such registration statement became effective under the Securities Act, (ii) any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations, or (iii) any preliminary prospectus supplement, including the accompanying base prospectus, filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations after the effectiveness of such registration statement and prior to the initial delivery of the Prospectus (as defined below) to the Underwriters; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations and any new registration statement registering additional securities pursuant to Rule 462(b) of the Rules and Regulations; and “Prospectus” means the final prospectus supplement relating to the Stock and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

      (b) Form S-3 Requirements. The Company meets, and as of the Effective Time met, the requirements for use of Form S-3 under the Securities Act and, as of the applicable Effective Time of the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendments thereto, the Registration Statement, and amendments thereto, complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations.

      (c) No Material Misstatements or Omissions. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus supplement, in light of the circumstances under which they were made) not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

      (d) Incorporated Documents. The documents incorporated by reference or deemed to be incorporated in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Exchange Act, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (e) Formation and Qualification. The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Subsidiary has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of West Virginia. Each of Company and the Subsidiary is duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to be so incorporated and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on the business, condition (financial or otherwise), properties or results of operations, of the Company and the Subsidiary, considered as one enterprise.

      (f) Authority of the Company and the Subsidiary. Each of the Company and the Subsidiary has full corporate power to own or lease its properties and conduct its businesses as described in the Prospectus; the Company has full corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it; each of the Company and the Subsidiary has full corporate power to enter into the Distribution Agreement, the Tax Matters Agreement, the Transition Services Agreement and the Asset Contribution Agreement and to carry out all the terms and provisions thereof to be carried out by it.

      (g) Authority of the KeySpan and THEC Holdings. KeySpan has full corporate power to enter into this Agreement; each of the THEC Holdings and KeySpan has full corporate power to enter into the Distribution Agreement, the Tax Matters Agreement and the Transition Services Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it; THEC Holdings has full corporate power to enter into the Registration Rights Agreement and to carry out all the terms and provisions thereof to be carried out by it.

      (h) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company, including without limitation, the Distribution Stock, have been duly and validly authorized and issued, and are fully paid and non-assessable. All of the Company’s outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of any security interest, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”). The Subsidiary is the only subsidiary, direct or indirect, of the Company.

      (i) Distribution Stock. THEC Holdings is the record and beneficial owner of the Distribution Stock, which it holds free and clear of all Liens.

      (j) Valid Issuance of Stock. The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and the Stock will conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus.

      (k) Authorization, Execution and Delivery of Agreement by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

      (l) Authorization, Execution and Delivery of Agreement by KeySpan. This Agreement has been duly authorized, executed and delivered by KeySpan.

      (m) Enforceability of the Exchange Agreements Against the Company and the Subsidiary. The Exchange Agreements have been duly authorized by the Company and the Subsidiary, and when executed and delivered by the Company and the Subsidiary, will be valid and legally binding agreements of each of the Company and the Subsidiary, enforceable against each of them in accordance with their terms (except where the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity).

      (n) Enforceability of the Exchange Agreements Against THEC Holdings and KeySpan. The Distribution Agreement, the Transition Services Agreement and the Tax Matters Agreement have been duly authorized by the KeySpan and THEC Holdings, and when executed and delivered by KeySpan and THEC Holdings, will be valid and legally binding agreements of each of KeySpan and THEC Holdings, enforceable against each of them in accordance with their terms (except where the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity); the Registration Rights Agreement has been duly authorized by the THEC Holdings, and when executed and delivered by THEC Holdings, will be a valid and legally binding agreement of THEC Holdings, enforceable against each of them in accordance with its terms (except where the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity).

      (o) No Violations. None of the (i) offering, issuance and sale by the Company of the Stock, (ii) execution, delivery and performance of this Agreement or the Exchange Agreements by the Company and the Subsidiary or (iii) consummation of transactions contemplated by this Agreement or the Exchange Agreements (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the charter or by-laws of the Company or the Subsidiary, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Company or the Subsidiary, except, with respect only to (B), (C) and (D), for such conflicts, breaches, defaults, violations or liens that, in the aggregate, would not have a Material Adverse Effect. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Exchange Agreements by the Company and the Subsidiary and the consummation of the transactions contemplated hereby and thereby.

      (p) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except those rights that have been waived in writing, and except as described in the Registration Statement or Prospectus.

      (q) Financial Statements. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Preliminary Prospectus dated May 24, 2004 and the Prospectus (and any amendment or supplement thereto) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiary and the results of operations as of the dates and for the periods specified therein. Since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or would reasonably be expected to have a Material Adverse Effect. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein or elsewhere in the Registration Statement or Prospectus. The summary historical financial information set forth in the Registration Statement, the Preliminary Prospectus dated May 24, 2004 and the Prospectus (and any amendment or supplement thereto) under the captions “Summary Consolidated Financial Data” and “Summary Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived. The pro forma capitalization table included in the Registration Statement, the Preliminary Prospectus dated

May 24, 2004 and the Prospectus has been prepared on a basis consistent with such historical consolidated financial statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and fairly present the significant financial effects directly attributable to the proposed transactions, including the Exchange, contemplated in the Prospectus and this Agreement. Other financial and statistical information and data included in, incorporated by reference in, the Registration Statement or Prospectus, historical and pro forma, is accurately presented and, in the case of financial information and data, prepared on a basis consistent with such financial statements and/or the books and records of the Company and the Subsidiary.

      (r) Independent Public Accountants. Deloitte & Touche LLP, who has certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus of the Company, whose report with respect to such financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus is incorporated by reference in the Registration Statement and who have delivered the initial letter referred to in Section 6(f) hereof, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

      (s) Reserve Information; Reserve Engineers. The information supplied by the Company to its independent petroleum engineering consultants for purposes of preparing the reserve reports used to calculate estimates of reserves of the Company included or incorporated by reference in the Registration Statement or Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in all material respects in accordance with customary industry practices and in a manner consistent with the rules, regulations and applicable staff positions of the Commission applicable to estimates of proved oil and gas reserves; Netherland, Sewell & Associates, Inc. and Miller and Lents, Ltd., independent consulting petroleum engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Company; such estimates and the estimates of discounted values thereof included or incorporated by reference in the Registration Statement, the Preliminary Prospectus dated May 24, 2004 or the Prospectus comply in all material respects with the rules, regulations and applicable staff positions of the Commission applicable to estimates of proved oil and gas reserves. The Company has not, since January 1, 2004, received any request for additional information or any written inquiry or notice of investigation by the Commission or its staff concerning the Company’s estimates of proved oil and gas reserves.

      (t) Title to Properties. Except as described in the Registration Statement or Prospectus, each of the Company and the Subsidiary has (i) (A) generally satisfactory or good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves reflected in the Registration Statement or Prospectus, title investigations having been carried out by or on behalf of such person in accordance with reasonable practice in the oil and gas industry in the areas in which the Company and the Subsidiary operate, and (B) good and defensible title to all other real property and other material properties and assets described in the Registration Statement or Prospectus as owned by the Company or the Subsidiary and (ii) valid, subsisting and enforceable leases for all of the properties and assets, real or personal, described in the Registration Statement or Prospectus as leased by them, in each case free and clear of all Liens, other than those described in the Registration Statement or Prospectus and those Liens or defects in title that would not, individually or in the aggregate, have a Material Adverse Effect;

      (u) Oil and Gas Contracts. Except as described in the Registration Statement or Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and the Subsidiary have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and the Subsidiary are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and the Subsidiary in its oil and gas properties;

      (v) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which they are engaged, except where the failure to have such insurance would not have a Material Adverse Effect. Neither the Company nor the Subsidiary has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding on the Closing Date. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      (w) Intellectual Property. Each of the Company and the Subsidiary owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except such rights, the absence of which would not result in a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice, or is otherwise aware, of any infringement or violation of the rights of any third party with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (x) No Proceedings. Other than as set forth in the Registration Statement or Prospectus, there are no legal or governmental proceedings pending, or investigations commenced of which the Company or the Subsidiary has received notice, in each case to which the Company or the Subsidiary is a party or of which any property or assets of the Company or the Subsidiary is the subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse

Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (y) No Undisclosed Contracts. There are no contracts or other documents which are required by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in such Prospectus or filed as exhibits to the Registration Statement.

      (z) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) the Company or the Subsidiary on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the Company or the Subsidiary , on the other hand, which such relationship is required to be described in the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by Company or the Subsidiary to or for the benefit of any of the officers or directors of the Company or their respective family members, except as disclosed in the Registration Statement and the Prospectus; and neither the Company nor the Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or the Subsidiary.

      (aa) No Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent which would reasonably be expected to have a Material Adverse Effect.

      (bb) Tax Returns. Each of the Company and the Subsidiary has filed all foreign, federal, state and local tax returns that are required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect. Any filed returns are complete and correct in all material respects. Except as disclosed in the Registration Statement and Prospectus, the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or the Subsidiary, would have a Material Adverse Effect.

      (cc) No Changes. Since the date as of which information is given in the Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued, granted or sold any securities other than pursuant to any of its benefit plans, incentive compensation plans or other similar plans, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

      (dd) No Material Adverse Changes. Neither the Company nor the Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the long-term debt of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (ee) Books and Records. Each of the Company and the Subsidiary (i) makes and keeps accurate books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company and the Subsidiary and (ii) maintains internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (ff) No Default. Neither the Company nor the Subsidiary is (i) in violation of its charter or by-laws, (ii) in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, where such violation, breach, default or failure would have a Material Adverse Effect. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that is material to the Company to which the Company or the Subsidiary is a party or by which any of them are bound or to which any of their properties are subject, is in default in any material respect under any such agreement.

      (gg) FCPA. Neither the Company nor the Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (hh) Undiscounted Monetary Liability. As of the date hereof, the aggregate undiscounted monetary liability of the Company and the Subsidiary for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or the Subsidiary in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum would not, individually or in the aggregate, have a Material Adverse Effect.

      (ii) Employee Benefit Matters. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or the Subsidiary maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or the Subsidiary has any liability, direct or indirect, contingent or otherwise (a “Plan”) which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and the Subsidiary have no liability and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

      (jj) Permits. Each of the Company and the Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (kk) Environmental Compliance. Except as described in the Registration Statement or Prospectus, each of the Company and the Subsidiary (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (“Environmental Laws”), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement or Prospectus, there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or the Subsidiary (or to the knowledge of the Company or the Subsidiary, any of their respective predecessors in interest for whose acts or omissions the Company would reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by the Company or the Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or the Subsidiary under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or the Subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous substances” and “solid wastes” as used herein shall have the meanings specified in any applicable Environmental Law.

      (ll) Stabilization. Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement) to facilitate the sale or resale of the Stock.

      (mm) Investment Company. Neither the Company nor the Subsidiary is, or will be after the offering and use of proceeds therefrom, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or Counsel for the Underwriters (as defined below) shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 6,200,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Company grants to the Underwriters an option to purchase up to 930,000 shares of Option Stock. Such option (the “Option”) is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 3 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share lots. The price of both the Firm Stock and any Option Stock shall be $46.08 per share.

     The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Stock shall be made at the office of King & Spalding LLP, 1100 Louisiana, Houston, Texas 77002 at 9:00 a.m., Houston, Texas time, on June 2, 2004, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall cause its transfer agent to deposit as original issue the Firm Stock pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

      (b) The Option granted in Section 2 will expire (i) with respect to up to 310,000 shares of Option Stock, at 5:00 pm, Eastern time, on the business day immediately prior to the First Delivery Date and (ii) with respect to up to 620,000 shares of Option Stock, at 5:00 pm, Eastern time on a day 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives on or prior to the applicable expiration time. Such notice shall set forth the aggregate number of shares of Option Stock as to which the Option is being exercised, the names in which the Option Stock is to be registered, the denominations in which the Option Stock is to be issued and the date and time, as determined by the Underwriters, when the Option Stock is to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised; and provided further, however that delivery of up to 310,000 shares of Option Stock in connection with any exercises of the Option pursuant to delivery of notice prior to the time specified in clause (i) of this paragraph shall be made on the First Delivery Date. The date and time the Option Stock are delivered is sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

      (c) Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 3 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 9:00 a.m., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Company shall cause its transfer agent to deposit as original issue the Option Stock pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement shall be a further condition of the obligation of each Underwriter thereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice.

     4. Further Agreements of the Company. Each of the Company and KeySpan (but only with respect to Sections 4(i)(x) and 4(n)), jointly and separately covenants and agrees with each Underwriter:

      (a) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act, not later than the Commission’s close of business on the second business day following the date of the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; unless required by the Securities Act, to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Firm Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best commercial efforts to obtain its withdrawal;

      (b) Signed Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (c) Copies of Documents to Underwriters. To deliver or make available promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock by the Underwriters or any dealer in securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

      (d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or is requested by the Commission;

      (e) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object; provided that the foregoing shall not apply to the filing by the Company of any document required to be filed in accordance with the Exchange Act or the rules and regulations promulgated thereunder and the time period for which lapses within one Business Day of such filing;

      (f) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

      (g) Copies of Reports. For a period of two years following the Effective Date, to furnish or make available to the Representatives copies of all materials furnished by the Company to the holders of the Stock and all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange pursuant to requirements of or agreements with the New York Stock Exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

      (h) Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to maintain such qualification so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to become subject to general taxation or to file a general consent to service of process in any jurisdiction;

      (i) Lock-up Period; Lock-up Letters. (x) For a period of 90 days from the date of this Agreement, not to, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, stock option plans, or other compensation or incentive plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or pursuant to any business combination to be consummated after such 90-day period), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof or pursuant to any business combination to be consummated after such 90-day period), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representatives; and (y) to cause each executive officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock owned by such party on the date the letter is completed or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representatives;

      (j) NYSE Listing. To apply for the supplemental listing of the Stock on the New York Stock Exchange and to use its best commercial efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

      (k) Application of Proceeds. To apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

      (l) Investment Company. To take such steps as shall be necessary to ensure that neither the Company nor the Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

      (m) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

      (n) The Exchange. To execute and enter into the Exchange Agreements and complete the Exchange on the First Delivery Date provided the conditions precedent for the Exchange set forth in the Distribution Agreement are satisfied at such time and would have been satisfied at such time had the Distribution Agreement been executed and entered into as of the date hereof.

     5. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto as provided in this Agreement; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing a reasonable number of each of this Agreement, any supplemental agreement among underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other similar fees incurred in connection with listing the Stock on the New York Stock Exchange; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company and KeySpan relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5 and in Section 10 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and KeySpan contained herein, to the performance by the Company and KeySpan of its obligations hereunder, and to each of the following additional terms and conditions:

      (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction.

      (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus, the Exchange Agreements and all other legal matters relating to this Agreement, and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) King & Spalding LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

         (i) The Company and the Subsidiary are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in Arkansas, Louisiana, Texas and Utah; and each of the Company and the Subsidiary have all corporate power necessary to own or lease their respective properties and conduct their respective businesses as described in the Prospectus;

         (ii) All of the issued and outstanding shares of capital stock of the Company (including the Distribution Stock) have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

         (iii) The Stock being delivered on the Delivery Date has been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights arising under the Company’s charter or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument, in each case which is listed on a schedule to the opinion1; such Stock being delivered on such Delivery Date conforms in all material respects to the description thereof contained in the Prospectus;

         (iv) To the best of such counsel’s knowledge and other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any property or assets of the Company or the Subsidiary is the subject which, if determined adversely to the Company or the Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceeding for that purpose is pending or threatened by the Commission;

         (vi) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial information included therein, (iii) the oil and natural gas reserve data included therein and (iv) the exhibits thereto, as to which such counsel need not comment) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

         (vii) To the best of such counsel’s knowledge, there are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been described in such Prospectus or filed as exhibits to the Registration Statement;

         (viii) This Agreement has been duly authorized, executed and delivered by the Company;

         (ix) The Distribution Agreement, the Tax Matters Agreement, the Transition Services Agreement, the Registration Rights Agreement and the Asset Contribution Agreement have been duly authorized, executed and delivered by the Company and the Subsidiary, to the extent each is a party thereto;

[1] To be material contracts included as exhibits to THX 2003 Form 10-K

         (x) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement, the Exchange Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject and which is listed on a schedule to the opinion,2 (ii) result in any violation of the provisions of the charter or by-laws of the Company or the Subsidiary, (iii) result in the violation of any Applicable Law or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets except, with respect to clause (iii) for such violations that, in the aggregate, would not have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Stock by the Underwriters, no Governmental Approval is required for the execution, delivery and performance of this Agreement or the Exchange Agreements by the Company and the consummation of the transactions contemplated hereby and thereby;

         (xi) Except for the registration rights agreement dated as of July 2, 1996 between the Company and THEC Holdings, as amended and restated by the Registration Rights Agreement, and the registration rights agreement dated as of June 5, 2003 among the Company and the initial purchasers named therein, to the best of such counsel’s knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

         (xii) The Common Stock conforms in all material respects as to legal matters to the description thereof set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

     In rendering such opinion, such counsel may rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, and may assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by it are genuine. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and

[2] To be material contracts included as exhibits to THX#s 2003 Form 10-K.

the representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of its issue date and the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each of (A) and (B) other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial information included therein and (iii) the oil and natural gas reserves data included therein, as to which such counsel need not comment.

     For purposes of such opinion, the following terms shall apply:

     “Applicable Laws” means those laws, rules and regulations of the United States of America, the State of Texas or the Delaware General Corporation Law that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that the term “Applicable Laws” does not include: (i) any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (A) pollution or protection of the environment, (B) zoning, land use, building or construction codes or guidelines, (C) labor, employee rights and benefits, or occupational safety and health, or (D) utility regulation; (ii) antitrust laws and other laws regulating competition; (iii) antifraud laws; (iv) tax laws, rules or regulations; (v) United States federal and state securities or blue sky laws; (vi) the rules and regulations of the National Association of Securities Dealers, Inc.; (vii) the Natural Gas Act, as amended, the Federal Power Act, as amended, and the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder; (viii) any energy or pipeline regulatory law, rule or regulation; (ix) any law, rule or regulation that may have become applicable as a result of the involvement of any Underwriter with the transactions contemplated by this Agreement or because of any facts specifically pertaining to any Underwriter or because of the legal or regulatory status or the nature of the business of any Underwriter; and (x) any law, rule or regulation that may be applicable to any party by virtue of the particular nature of the business conducted by it or any goods or services produced by it or property owned or leased by it.

     “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to (i) all Applicable Laws and (ii) the Applicable Laws of the State of New York.

      (e) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (f) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

      (g) With respect to the comfort letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial comfort letter”), the Company shall have furnished to the Representatives a letter (the “bring-down comfort letter”) of such accountants, addressed to the Underwriters and dated each Delivery Date, as applicable, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

      (h) The Representatives shall have received at the time of execution of this Agreement and on each Delivery Date, as applicable, letters dated the date hereof or the Delivery Date, as the case may be, from each of Netherland, Sewell and Associates, Inc. and Miller and Lents Ltd. in forms reasonably satisfactory to the Representatives, confirming that they are independent petroleum consultants with respect to the Company and the Subsidiary, attaching their report with respect to the Company’s and the Subsidiary’s oil and gas reserves and stating that as of the date of such letter they have no reason to believe that the conclusions and findings contained in such report are not true or correct.

      (i) On each Delivery Date the Underwriters shall have received certificates of the Chief Executive Officer and Chief Financial Officers of each of the Company and KeySpan, satisfactory to the Representatives, stating that:

         (i) The representations, warranties and agreements of the Company and KeySpan in Section 1 are true and correct as of such Delivery Date; the Company and KeySpan has complied with all its agreements contained herein; and the conditions set forth in subsection (j) of this Section 6 have been fulfilled;

         (ii) The Prospectus has been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of such officers, threatened by the Commission; and all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise have been complied with;

         (iii) All of the conditions precedent to the consummation of the transactions contemplated in the Exchange Agreements have been met (except for the contribution of proceeds and the transfer of Stock); and

         (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement, including the documents incorporated therein by reference, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Prospectus, as of the Delivery Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (D) since the Effective Date no material event has occurred, the description of which has not been included or incorporated by reference in the Registration Statement or the Prospectus.

      (j) (i) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than any options granted or shares of Common Stock of the Company’s employee stock option plans existing on the date of the Prospectus) or any increase in the long-term debt of the Company or the Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

      (k) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Company are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Company.

      (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the cases described above in clauses (iii) or (iv) in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

      (m) The New York Stock Exchange shall have approved the Stock for supplemental listing on such exchange, subject only to official notice of issuance.

      (n) On or prior to the First Delivery Date, pursuant to Section 4(i) hereof, each person or entity listed on Annex 1 shall have furnished to you a letter substantially in the form of Exhibit A hereto.

      (o) The Company and KeySpan shall have furnished the Underwriters such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     7. Indemnification and Contribution.

      (a) The Company and KeySpan, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof

(including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), including any roadshow or investor presentations provided electronically to investors by the Company, (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that neither the Company nor KeySpan shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor KeySpan shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Preliminary Prospectus or the Registration Statement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Company or KeySpan may otherwise have to any Underwriter or to any officer, director, employee or controlling person of that Underwriter.

      (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, and KeySpan, its officers and employees, each of its directors and each person, if any, who controls KeySpan within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which the Company, any such director, officer or controlling person, or KeySpan may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company or KeySpan, as the case may be, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or KeySpan, as the case may be, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company and KeySpan or any such director, officer, employee or controlling person.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment pursuant to the terms of this Section 7.

      (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and KeySpan on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and KeySpan on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and KeySpan on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and KeySpan, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and KeySpan or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, KeySpan and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

      (e) The Underwriters severally confirm, and the Company and KeySpan acknowledge, that the statements set forth under the caption “Underwriting” in the Prospectus Supplement in the first paragraph under the subcaption “Commission and Expenses,” the first two paragraphs under the subcaption “Stabilization, Short Positions and Penalty Bids,” the second paragraph under the subcaption “Lock-up Agreements,” the third paragraph under the subcaption “Affiliations,” and all the paragraphs under “Electronic Distribution,” and the statements set forth under the caption “Notice to Canadian Residents” in the Prospectus Supplement, constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     8. Defaulting Underwriters.

     If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds

9.09% of the total number of shares of the Stock be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 10.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(i) through 6(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     10. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or KeySpan to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company and KeySpan will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company or KeySpan shall pay the full amount thereof to the Representatives; provided, however, that (a) if this Agreement is terminated following occurrence of any of the events described in Section 6(l), the Company and KeySpan shall not be obligated to reimburse any Underwriter on account of such out-of-pocket expenses, and (b) if this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company and KeySpan shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, courier or facsimile transmission to (i) Lehman Brothers Inc., Syndicate Registration Department, 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, (Fax: 212-526-0943), with a copy in the case of notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 and (ii) Goldman, Sachs & Co. 388 Greenwich Street, 32nd Floor, New York, New York 10013, Attention: Legal Department, facsimile no. (212) 816-7912;

      (b) if to the Company shall be delivered or sent by mail, courier or facsimile transmission to The Houston Exploration Company, 1100 Louisiana, Suite 2000, Houston, Texas 77002, Attention: John H. Karnes (Fax: (713) 830-6885);

      (c) if to KeySpan shall be delivered or sent by mail, courier or facsimile transmission to KeySpan Corporation One Metrotech Center, Brooklyn, New York 11201-3850, Attention: President (Fax: (718) 403-2161);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, courier or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf the Underwriters by Lehman Brothers Inc. and Goldman, Sachs & Co.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, KeySpan and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and KeySpan contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and KeySpan, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Company and KeySpan and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of “Business Day,” “Subsidiary” and “Affiliate.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, THE HOUSTON EXPLORATION COMPANY
By	/s/ William G. Hargett
Name: William G. Hargett
Title: President and Chief Executive Officer

KEYSPAN CORPORATION
By	/s/ Gerald Luterman
Name: Gerald Luterman
Title: Executive Vice President and Chief Financial Officer

Accepted:

LEHMAN BROTHERS, INC.
GOLDMAN, SACHS & CO.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By LEHMAN BROTHERS INC.

By	/s/ Christopher B. Miller
Authorized Representative

By GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Signature Page to Underwriting Agreement

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.

Goldman, Sachs & Co.
as Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
600 Travis Street, Suite 7200
Houston, Texas 77002

Dear Sirs:

     The undersigned understands that you and certain other firms (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with The Houston Exploration Company (the “Company”) and KeySpan Corporation (“KeySpan”) providing for the purchase by the Underwriters of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and that the Underwriters propose to reoffer Common Stock to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, Common Stock over which the undersigned has the power of disposition) or securities convertible into or exchangeable for Common Stock (x) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement, (y) owned by the undersigned on the date of the completion of the Offering or (z) acquired by the undersigned prior to expiration of the lock-up period provided for herein, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of ninety (90) days after the date of the final Prospectus relating to the Offering except for Common Stock or such securities transferred (i) as a bona fide gift or gifts, provided that the donee or donees thereof agrees to be bound in writing by the restriction set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restriction set forth herein, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) (for individuals).

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from the undersigned’s obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, KeySpan and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and personal representatives (for individuals), or the successors and assigns (for entities) of the undersigned.

Very truly yours,
By:

Name:

Title:

Dated: [   ] [   ], 2004

ANNEX 1

THEC Holdings Corp.
Robert B. Catell
John U. Clarke
David G. Elkins
Robert J. Fani
William G. Hargett
Harold R. Logan, Jr.
Gerald Luterman
Stephen W. McKessy
H. Neil Nichols
Donald C. Vaughn
John H. Karnes
Steven L. Mueller
Charles W. Adcock
Jim Westmoreland

SCHEDULE I

Number of Shares
Underwriters	to be Purchased
Lehman Brothers Inc.	1,798,745
Goldman, Sachs & Co.	1,798,745
Wachovia Capital Markets, LLC.	477,370
A.G. Edwards & Sons, Inc.	268,125
Howard Weil Incorporated	268,125
KeyBanc Capital Markets, a Division of McDonald Investments, Inc.	268,125
Petrie Parkman & Co., Inc.	268,125
BNP Paribas Securities Corp.	263,160
Comerica Securities, Inc.	263,160
Scotia Capital (USA) Inc.	263,160
BNY Capital Markets, Inc.	131,580
Natexis Bleichroeder Inc.	65,790
Wells Fargo Securities, LLC	65,790

Total	6,200,000